Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

THIRD QUARTER 2014 RESULTS

- Third Quarter 2014 Net Revenue and Consolidated Adjusted EBITDA Increase 8% and 5% Respectively -
- Free Cash Flow Increases 26% -
- Establishes New Digital Media Segment –
- Repurchases 0.8 Million Shares in the Third Quarter –

SANTA MONICA, CALIFORNIA, November 6, 2014 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and nine-month periods ended September 30, 2014.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, is included beginning on page 10. Unaudited financial highlights are as follows:

	Three-Month Period			Nine-Month Period
	Ended September 30,			Ended September 30,
	2014	2013	% Change	2014	2013	% Change
Net revenue	$62,274	$57,786	8%	$176,776	$163,823	8%
Cost of revenue - digital media (1)	1,489	-	100%	1,489	-	100%
Operating expenses (2)	35,944	33,991	6%	104,452	99,311	5%
Corporate expenses (3)	4,899	5,011	(2)%	14,996	14,244	5%

Consolidated adjusted EBITDA (4)	20,812	19,864	5%	57,944	53,241	9%

Free cash flow (5)	$15,060	$11,919	26%	$41,080	$25,552	61%
Free cash flow per share, basic (5)	$0.17	$0.14	21%	$0.46	$0.29	59%
Free cash flow per share, diluted (5)	$0.17	$0.14	21%	$0.45	$0.29	55%

Net income (loss)	$8,057	$(21,384)	NM	$21,180	$(17,268)	NM

Net income (loss) per share, basic	$0.09	$(0.24)	NM	$0.24	$(0.20)	NM
Net income (loss) per share, diluted	$0.09	$(0.24)	NM	$0.23	$(0.20)	NM

Weighted average common shares outstanding, basic	89,179,192	87,959,856		89,048,459	87,170,106
Weighted average common shares outstanding, diluted	91,239,798	87,959,856		91,130,613	87,170,106

(1)

Cost of revenue consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.

(2)

Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $0.3 million of non-cash stock-based compensation for each of the three-month periods ended September 30, 2014 and 2013, and $0.5 million and $0.8 million of non-cash stock-based compensation for the nine-month periods ended September 30, 2014 and 2013, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, impairment charge, gain (loss) on sale of assets, gain (loss) on debt extinguishment and other income (loss).

(3)

Corporate expenses include $0.6 million and $1.0 million of non-cash stock-based compensation for the three-month periods ended September 30, 2014 and 2013, respectively, and $1.7 million and $2.7 million of non-cash stock-based compensation for the nine-month periods ended September 30, 2014 and 2013, respectively.

(4)

Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our credit facility and does not include gain (loss)

Entravision Communications

on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and does include syndication programming payments. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash gain (loss) on sale of assets, non-cash depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation expense, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business. Consolidated adjusted EBITDA is also used to make executive compensation decisions.

(5)

Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, less non-cash interest expense relating to discount amortization on our $324 million aggregate principal amount of 8.750% senior secured first lien notes (the “Notes”), which were fully redeemed on August 2, 2013, and less interest income. Free cash flow per share is defined as free cash flow divided by the basic or diluted weighted average common shares outstanding.

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “During the third quarter, we achieved revenue growth driven by increases in both our television and digital media segments, as well as retransmission consent revenue and political and World Cup advertising revenue.  We also improved our free cash flow and net income over the third quarter of 2013 as we benefited from the successful refinancing of our debt last August.  We continued to build our digital footprint through the acquisition of Pulpo Media in June 2014, which provides us with an integrated platform to allow advertisers and marketers to connect with Latino audiences.  Looking ahead, we remain well positioned to build on our success in attracting Latino audiences, expanding our advertiser base and monetizing our reach to the benefit of our shareholders.”

Shares Repurchase Program

The Company also announced that as part of its recently-announced $10.0 million share repurchase program it repurchased 0.8 million shares of Class A common stock for approximately $3.5 million in the third quarter of 2014. As of October 31, 2014, the Company repurchased 1.6 million shares of Class A common stock for approximately $7.0 million.

Digital Media Segment

Beginning this quarter, we are presenting our financial results in three reportable segments, television broadcasting, radio broadcasting and digital media. We previously operated in two reportable segments, television broadcasting and radio broadcasting.  On June 18, 2014, we acquired Pulpo Media Inc. (“Pulpo”), a leading provider of digital advertising services and solutions focused on Hispanics in the U.S. and Latin America, and the #1-ranked online advertising platform in Hispanic reach, according to comScore Media Metrix®.  Beginning with the third quarter of 2014, we separated the results of Pulpo into a new operating segment, digital media, which we believe maximizes the opportunity for our advertisers and marketers to connect with the growing Latino consumer market.

Entravision Communications

Financial Results

Three-Month Period Ended September 30, 2014 Compared to Three-Month Period Ended

September 30, 2013

(Unaudited)

	Three-Month Period
	Ended September 30,
	2014	2013	% Change
Net revenue	$62,274	$57,786	8%
Cost of revenue - digital media (1)	1,489	-	100%
Operating expenses (1)	35,944	33,991	6%
Corporate expenses (1)	4,899	5,011	(2)%
Depreciation and amortization	3,785	3,613	5%

Operating income (loss)	16,157	15,171	6%
Interest expense, net	(3,489)	(5,340)	(35)%
Gain (loss) on debt extinguishment	-	(29,404)	(100)%

Income (loss) before income taxes	12,668	(19,573)	NM

Income tax (expense) benefit	(4,611)	(1,811)	155%
Net income (loss)	$8,057	$(21,384)	NM

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $62.3 million for the three-month period ended September 30, 2014 from $57.8 million for the three-month period ended September 30, 2013, an increase of $4.5 million. Of the overall increase, approximately $1.5 million was generated by our television segment and was primarily attributable to advertising revenue from the World Cup, an increase in political advertising revenue, which was not material in 2013, and an increase in retransmission consent revenue. Additionally, $0.1 million of the overall increase was generated by our radio segment and was primarily attributable to advertising revenue from the World Cup, partially offset by decreases in local and national advertising. The remaining $2.9 million of the overall increase was generated by our new digital media segment, resulting from our acquisition of Pulpo in June 2014 and which did not contribute to revenues in prior periods.

Operating expenses increased to $35.9 million for the three-month period ended September 30, 2014 from $34.0 million for the three-month period ended September 30, 2013, an increase of $1.9 million. The increase was primarily attributable to our acquisition of Pulpo in June 2014, an increase in salary expense and an increase in employee benefits costs and payroll taxes associated with the increase in salary expense.

Corporate expenses decreased to $4.9 million for the three-month period ended September 30, 2014 from $5.0 million for the three-month period ended September 30, 2013, a decrease of $0.1 million. The decrease was primarily attributable to a decrease in non-cash stock-based compensation.

Cost of revenue increased to $1.5 million for the three-month period ended September 30, 2014 due to the acquisition of Pulpo in June 2014.

Entravision Communications

Nine-Month Period Ended September 30, 2014 Compared to Nine-Month Period Ended

September 30, 2013

(Unaudited)

	Nine-Month Period
	Ended September 30,
	2014	2013	% Change
Net revenue	$176,776	$163,823	8%
Cost of revenue - digital media (1)	1,489	-	100%
Operating expenses (1)	104,452	99,311	5%
Corporate expenses (1)	14,996	14,244	5%
Depreciation and amortization	10,803	11,388	(5)%

Operating income (loss)	45,036	38,880	16%
Interest expense, net	(10,371)	(20,989)	(51)%
Gain (loss) on debt extinguishment	—	(29,534)	(100)%

Income (loss) before income taxes	34,665	(11,643)	NM

Income tax (expense) benefit	(13,485)	(5,625)	140%
Net income (loss)	$21,180	$(17,268)	NM

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $176.8 million for the nine-month period ended September 30, 2014 from $163.8 million for the nine-month period ended September 30, 2013, an increase of $13.0 million. Of the overall increase, approximately $7.9 million was generated by our television segment and was primarily attributable to advertising revenue from the World Cup, an increase in retransmission consent revenue, and an increase in political advertising revenue, which was not material in 2013. Additionally, $2.2 million of the overall increase was generated by our radio segment and was primarily attributable to advertising revenue from the World Cup and an increase in national advertising revenue, partially offset by a decrease in local advertising revenue. The remaining $2.9 million of the overall increase was generated by our new digital media segment, resulting from our acquisition of Pulpo in June 2014 and which did not contribute to revenues in prior periods.

Operating expenses increased to $104.5 million for the nine-month period ended September 30, 2014 from $99.3 million for the nine-month period ended September 30, 2013, an increase of $5.2 million. The increase was primarily attributable to our acquisition of Pulpo in June 2014, an increase in salary expense and an increase in employee benefits costs and payroll taxes associated with the increase in salary expense.

Corporate expenses increased to $15.0 million for the nine-month period ended September 30, 2014 from $14.2 million for the nine-month period ended September 30, 2013, an increase of $0.8 million. The increase was primarily attributable to fees associated with the acquisition of Pulpo and an increase in salary expense, partially offset by a decrease in non-cash stock-based compensation.

Cost of revenue increased to $1.5 million for the nine-month period ended September 30, 2014 due to the acquisition of Pulpo in June 2014.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period			Nine-Month Period
	Ended September 30,			Ended September 30,
	2014	2013	% Change	2014	2013	% Change
Net Revenue
Television	$41,301	$39,747	4%	$122,193	$114,289	7%
Radio	18,081	18,039	0%	51,691	49,534	4%
Digital	2,892	-	100%	2,892	-	100%
Total	$62,274	$57,786	8%	$176,776	$163,823	8%

Cost of Revenue - digital media (1)
Digital	$1,489	$-	100%	$1,489	$-	100%

Operating Expenses (1)
Television	$20,123	$20,032	0%	$59,760	$58,519	2%
Radio	14,281	13,959	2%	43,152	40,792	6%
Digital	1,540	-	100%	1,540	-	100%
Total	$35,944	$33,991	6%	$104,452	$99,311	5%

Corporate Expenses (1)	$4,899	$5,011	(2)%	$14,996	$14,244	5%

Consolidated adjusted EBITDA (1)	$20,812	$19,864	5%	$57,944	$53,241	9%

(1)	Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2014 third quarter results on November 6, 2014 at 5 p.m. Eastern Time. To access the conference call, please dial 412-858-4600 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s Web site located at www.entravision.com.

Entravision Communications Corporation is a diversified media company serving Latino audiences and communities with an integrated platform of solutions and services that includes television, radio, digital media and data analytics to reach Latino audiences across the United States and Latin America. Entravision has 58 primary television stations, including in 20 of the nation’s top 50 Latino markets, and is the largest affiliate group of both the top-ranked Univision television network and Univision’s UniMás network. Entravision also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 49 owned and operated radio stations, and Entravision Solutions, a national sales representation and marketing organization specializing in Spanish-language media platforms and radio networks. Entravision also offers a variety of digital media platforms and services, including digital content, digital advertising platforms, including the #1-ranked online advertising platform in Hispanic reach according to comScore Media Metrix®, and data analytics solutions designed to maximize the opportunity for advertisers and marketers to connect with the growing Latino consumer market. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

Entravision Communications

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Brad Edwards
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	September 30,	December 31,
	2014	2013

ASSETS
Current assets
Cash and cash equivalents	$46,266	$43,822
Trade receivables, net of allowance for doubtful accounts	64,948	57,043
Deferred income taxes	6,100	6,100
Prepaid expenses and other current assets	6,157	4,087
Total current assets	123,471	111,052
Property and equipment, net	57,372	58,765
Intangible assets subject to amortization, net	21,077	19,812
Intangible assets not subject to amortization	220,701	220,701
Goodwill	50,456	36,647
Deferred income taxes	70,747	83,856
Other assets	6,587	7,404
Total assets	$550,411	$538,237

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$4,688	$3,750
Advances payable, related parties	118	118
Accounts payable and accrued expenses	29,583	31,246
Total current liabilities	34,389	35,114
Long-term debt, less current maturities	357,500	360,313
Other long-term liabilities	8,773	6,786
Total liabilities	400,662	402,213

Stockholders' equity
Class A common stock	6	6
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	924,700	927,377
Accumulated deficit	(770,416)	(791,596)
Treasury stock, Class A common stock, at cost	(3,482)	-
Accumulated other comprehensive income (loss)	(1,062)	234
Total stockholders' equity	149,749	136,024
Total liabilities and stockholders' equity	$550,411	$538,237

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013

Net revenue	$62,274	$57,786	$176,776	$163,823

Expenses:
Cost of revenue - digital media	1,489	-	1,489	-
Direct operating expenses	26,913	25,860	78,542	76,073
Selling, general and administrative expenses	9,031	8,131	25,910	23,238
Corporate expenses	4,899	5,011	14,996	14,244
Depreciation and amortization	3,785	3,613	10,803	11,388
	46,117	42,615	131,740	124,943
Operating income (loss)	16,157	15,171	45,036	38,880
Interest expense	(3,501)	(5,352)	(10,408)	(21,017)
Interest income	12	12	37	28
Gain (loss) on debt extinguishment	—	(29,404)	—	(29,534)
Income (loss) before income taxes	12,668	(19,573)	34,665	(11,643)
Income tax (expense) benefit	(4,611)	(1,811)	(13,485)	(5,625)
Net income (loss)	$8,057	$(21,384)	$21,180	$(17,268)

Basic and diluted earnings per share:
Net income (loss) per share, basic	$0.09	$(0.24)	$0.24	$(0.20)
Net income (loss) per share, diluted	$0.09	$(0.24)	$0.23	$(0.20)

Cash dividends declared per common share	$0.03	—	$0.08	—

Weighted average common shares outstanding, basic	89,179,192	87,959,856	89,048,459	87,170,106
Weighted average common shares outstanding, diluted	91,239,798	87,959,856	91,130,613	87,170,106

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013

Cash flows from operating activities:
Net income (loss)	$8,057	$(21,384)	$21,180	$(17,268)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,785	3,613	10,803	11,388
Deferred income taxes	4,480	1,761	12,771	5,055
Amortization of debt issue costs	207	408	611	1,438
Amortization of syndication contracts	110	148	354	450
Payments on syndication contracts	(129)	(344)	(441)	(995)
Non-cash stock-based compensation	889	1,276	2,192	3,518
(Gain) loss on debt extinguishment	—	29,404	—	29,534
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(1,891)	626	(5,523)	(3,701)
(Increase) decrease in prepaid expenses and other assets	(907)	(869)	(2,168)	(1,323)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(186)	(9,473)	(5,670)	(10,111)
Net cash provided by (used in) operating activities	14,415	5,166	34,109	17,985
Cash flows from investing activities:
Purchases of property and equipment and intangibles	(2,339)	(2,963)	(6,390)	(7,568)
Purchase of a business, net of cash acquired	—	—	(15,048)	—
Net cash provided by (used in) investing activities	(2,339)	(2,963)	(21,438)	(7,568)
Cash flows from financing activities:
Proceeds from stock option exercises	78	348	1,817	2,740
Payments on long-term debt	-	(364,997)	(1,875)	(365,047)
Dividends paid	(2,223)	—	(6,687)	—
Repurchase of Class A common stock	(3,482)	—	(3,482)	—
Proceeds from borrowings on long-term debt	-	375,000	-	375,000
Payments of capitalized debt offering and issuance costs	-	(74)	-	(5,694)
Net cash provided by (used in) financing activities	(5,627)	10,277	(10,227)	6,999
Net increase (decrease) in cash and cash equivalents	6,449	12,480	2,444	17,416
Cash and cash equivalents:
Beginning	39,817	41,066	43,822	36,130
Ending	$46,266	$53,546	$46,266	$53,546

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013

Consolidated adjusted EBITDA (1)	$20,812	$19,864	$57,944	$53,241

Interest expense	(3,501)	(5,352)	(10,408)	(21,017)
Interest income	12	12	37	28
Income tax (expense) benefit	(4,611)	(1,811)	(13,485)	(5,625)
Amortization of syndication contracts	(110)	(148)	(354)	(450)
Payments on syndication contracts	129	344	441	995
Non-cash stock-based compensation included in direct operating expenses	(278)	(297)	(495)	(776)
Non-cash stock-based compensation included in corporate expenses	(611)	(979)	(1,697)	(2,742)
Depreciation and amortization	(3,785)	(3,613)	(10,803)	(11,388)
Gain (loss) on debt extinguishment	—	(29,404)	—	(29,534)
Net income (loss)	8,057	(21,384)	21,180	(17,268)

Depreciation and amortization	3,785	3,613	10,803	11,388
Deferred income taxes	4,480	1,761	12,771	5,055
Amortization of debt issue costs	207	408	611	1,438
Amortization of syndication contracts	110	148	354	450
Payments on syndication contracts	(129)	(344)	(441)	(995)
Non-cash stock-based compensation	889	1,276	2,192	3,518
(Gain) loss on debt extinguishment	—	29,404	—	29,534
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(1,891)	626	(5,523)	(3,701)
(Increase) decrease in prepaid expenses and other assets	(907)	(869)	(2,168)	(1,323)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(186)	(9,473)	(5,670)	(10,111)
Cash flows from operating activities	$14,415	$5,166	$34,109	$17,985

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Net Income (Loss)

(In thousands; unaudited)

The most directly comparable GAAP financial measure is net income (loss). A reconciliation of this non-GAAP measure to net income (loss) for each of the periods presented is as follows:

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013
Consolidated adjusted EBITDA (1)	$20,812	$19,864	$57,944	$53,241
Net interest expense (1)	3,282	4,932	9,760	19,551
Cash paid for income taxes	131	50	714	570
Capital expenditures (2)	2,339	2,963	6,390	7,568
Free cash flow (1)	15,060	11,919	41,080	25,552

Capital expenditures (2)	2,339	2,963	6,390	7,568
Amortization of debt issue costs	(207)	(408)	(611)	(1,438)
Non-cash income tax expense	(4,480)	(1,761)	(12,771)	(5,055)
Amortization of syndication contracts	(110)	(148)	(354)	(450)
Payments on syndication contracts	129	344	441	995
Non-cash stock-based compensation included in direct operating expenses	(278)	(297)	(495)	(776)
Non-cash stock-based compensation included in corporate expenses	(611)	(979)	(1,697)	(2,742)
Depreciation and amortization	(3,785)	(3,613)	(10,803)	(11,388)
Gain (loss) on debt extinguishment	—	(29,404)	—	(29,534)
Net income (loss)	$8,057	$(21,384)	$21,180	$(17,268)

(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 1.
(2)	Capital expenditures is not part of the consolidated statement of operations.